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                                                                    Exhibit 99.2

                               AMENDMENT NO. 1 TO

                      CERTIFICATE OF DESIGNATION OF POWERS,
             PREFERENCES AND RIGHTS OF THE SERIES A PREFERRED STOCK

                                       OF

                               SOFTLOCK.COM, INC.

                                    ---------

                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF
                               SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         SOFTLOCK.COM, INC., a Delaware corporation (the "Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, certifies that:

         FIRST: The Board of Directors of the Corporation has duly adopted and filed effective as of December 29, 1999 with the Secretary of State of the State of Delaware certain resolutions providing for the issuance of a series of its Preferred Stock to be designated "Series A Preferred Stock."

         SECOND: The Board of Directors wishes to increase the number of shares of the Series A Preferred Stock from 40,000 shares to 54,000 shares pursuant to this Amendment No.1 (this "Amendment") to the Certificate of Designation of Powers, Preferences and Rights of the Series A Preferred Stock effective as of December 29, 1999 (the "Certificate of Designation").

         THIRD: This Amendment to the Certificate of Designation has been duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware by the directors of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Keith Loris, its President and Chief Executive Officer, this 13th day of January, 2000.


                                           /s/ Keith Loris
                                           -------------------------------------
                                           Keith Loris
                                           President and Chief Executive Officer


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